Exhibit 10.3

Truli Media Group, Inc.

DBA: VocaWorks

54 W 40th St

New York, NY 10018

May 24, 2018

[****] [****]

Re:	Truli Media Group, Inc. / Series A, Series C, and Series C-1 Convertible Preferred Stock

Dear Sirs:

This letter agreement (the “Agreement”), by and among Truli Media Group, Inc. (the “Company”), [****] (“[****]”), and [****]. (“[****]”) acknowledges that in exchange for good and valuable consideration, the Company, [****], and [****] agree to amend and waive the terms of the Company’s Series A Convertible Preferred Stock (the “Series A”), Series C Convertible Preferred Stock (the “Series C”) and the Series C-1 Convertible Preferred Stock (the “Series C-1”; each of the Series A, Series C, and Series C-1 are a “Preferred Series”). Collectively [****] and [****] hold [****] of the outstanding shares of each Preferred Series.

In order to allow [****] to each beneficially own up to 4.99% of the Company, the parties agree to amend Section 4(d), Limitation on Beneficial Ownership, of each Preferred Series to permit each Holder to own 4.99% of the Company’s outstanding common stock (the “Amendment”). Neither [****] nor [****] is acting together as a group as defined by Section 13(d) of the Securities Exchange Act of 1934 and the Rules thereunder and have never acted as a group. Based upon the recommendation of counsel to the Company they have agreed to the terms of this letter agreement, The parties agree that the Company is authorized to file an Amendment to each of the Preferred Series, with the Division of Corporations of the State of Delaware substantially in the form attached hereto as Exhibit A.

In order to maintain the current Conversion Price of each Preferred Series, the Parties hereby agree to waive certain provisions of Section 8, Rights Upon Issuance of Other Securities (“Section 8”), of each Preferred Series. Upon the issuance of the Company’s new Series A-1 Convertible Preferred Stock (the “Series A-1”) the parties hereby agree to waive the Conversion Price adjustment provisions of Section 8 solely as it relates to the adjustment of the Conversion Price of any or all of the Preferred Series resulting from the issuance of the Series A-1 to the parties. Immediately subsequent to the issuance of the Series A-1 the provisions of Section 8 of each Preferred Series shall be reinstated and continue to remain in effect unless otherwise modified in accordance with the terms of the respective Preferred Series.

In connection with the issuance of the Series A-1, the parties hereby expressly consent to the creation of the Series A-1 as a Senior Preferred Stock to each of the Preferred Series.

Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument. Any terms not defined in this Agreement shall have the same meaning as in the Series A.

Please sign below evidencing your agreement to be bound by this Agreement and return it to us.

Very truly yours,

Miles Jennings
Chief Executive Officer

We hereby agree to the foregoing:

[****]

[****]

Exhibit A

(d) Limitation on Beneficial Ownership. The Corporation shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be waived by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder shall include the number of shares of Common Stock held by such Holder plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any convertible notes, convertible preferred stock or warrants, including the Warrants) beneficially owned by such Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Preferred Shares, by such Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The provisions of this Section 4(d) shall be of no further force or effect if the Holder participates in a subsequent transaction with the Corporation which results in the Holder beneficially owning in excess of 4.99% of the number of shares of the Common Stock outstanding which shall include securities convertible into Common Stock which do not contain a beneficial ownership limitation.

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